Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 24, 2020, is by and among Griffin Industrial Realty, Inc., a Delaware corporation (the “Company”), and CM Change Industrial LP, a Delaware limited partnership (the “Purchaser”).

RECITALS

A.The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) 504,590 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) a warrant to acquire up to 504,590 additional shares of Common Stock, in the form attached hereto as Exhibit A (the “Warrant”) (as exercised, collectively, the “Warrant Shares”). The Common Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities.”

C.As a material inducement to the Purchaser’s entering into the Agreement, the Company wishes to grant the Purchaser certain rights with respect to the Securities as set forth in (i) the registration rights agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) and (ii) the contingent value rights agreement, in the form attached hereto as Exhibit C (the “Contingent Value Rights Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.PURCHASE AND SALE OF COMMON SHARES AND WARRANT.
(a)Common Shares and Warrant. At the Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date (as defined below), (i) the Common Shares and (ii) the Warrant to acquire up to the number of Warrant Shares.
(b)Closing. The closing (the “Closing”) of the purchase of the Common Shares and the Warrant by the Purchaser shall occur remotely via the exchange of electronic signatures and documents on the date hereof (the date the Closing occurs, the “Closing Date”).  As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
(c)Purchase Price. The aggregate purchase price for the Common Shares and the Warrant to be purchased by the Purchaser (the “Purchase Price”) shall be $27,247,860.00. The Purchase Price is comprised of $50.00 per Common Share for each Common Share (the “Common Equity Purchase Price”) and $4.00 per Warrant Share for the Warrant (the “Warrant Purchase Price”).

(d)Form of Payment. On the Closing Date, (i) the Purchaser shall deliver the Purchase Price to the Company for the Common Shares and the Warrant to be issued and sold to the Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to the Purchaser the number of Common Shares the Purchaser is purchasing hereunder, and the Warrant pursuant to which the Purchaser shall have the right to acquire up to the number of Warrant Shares, in each case, duly executed on behalf of the Company and registered in the name of the Purchaser.
2.Purchaser REPRESENTATIONS AND WARRANTIES.

The Purchaser represents and warrants to the Company that:

(a)Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)No Public Sale or Distribution. The Purchaser is (i) acquiring the Common Shares and the Warrant, and (ii) upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act and any applicable state securities laws; provided, however, that by making the representations herein, the Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
(c)Accredited Investor Status.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(d)Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
(e)Transfer or Resale. The Purchaser understands that except as provided in the Registration Rights Agreement or otherwise herein: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Purchaser understands that the certificates or other instruments (or book-entry notations) representing the Common Shares, the Warrant and the Warrant Shares shall be subject to the legend requirements set forth in Section 5(d).  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(f)Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(g)No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) contravene the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) contravene or result in violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.
(h)Rule 506(d) Representation. The Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D.
(i)No Prior Ownership.  Prior to the date hereof, the Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of any shares of Common Stock.
(j)No Brokers.  No Person has or will have, as a result of the transactions contemplated by this Agreement or any Transaction Document, any right, interest or claim against or upon the Company, any of the Subsidiaries or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser.
(k)Government Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser (except as set forth in the SEC Documents (as defined herein) filed by the Company on or after January 1, 2020 (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections thereof) or as set forth in the Disclosure Schedules hereto) that:

(a)Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, provided, however, that any such effect resulting from or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any conditions affecting the United States general economy or the financial and securities markets or credit markets in the United States, (ii) political conditions or any conditions resulting from any force majeure events, including natural or manmade disasters or any epidemic, pandemic (including COVID-19) or similar outbreak or (iii) changes in law, rule, regulation or GAAP (as defined herein), provided, further, that any of the matters described in the foregoing clauses (i) through (iii) will be taken into account for purposes of determining whether a Material Adverse Effect has occurred to the extent such matter disproportionately and adversely affects the Company and the Subsidiaries, taken as a whole, as compared with other companies operating in the industry in which the Company and the Subsidiaries operate. Other than as disclosed on Schedule 3(a) (collectively, the “Subsidiaries” and each individually, a “Subsidiary”), there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.
(b)Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof.  Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the Subsidiaries and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the issuance of the Warrant and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrant) have been duly authorized by the Company’s board of directors (the “Board”), and (other than the filing with the SEC of a Notice on Form D and Current Report on Form 8-K and any other filings as may be required by any state securities agencies or in connection with the listing of any Securities) no further filing, consent or authorization is required by the Company, the Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  The Transaction Documents to which each Subsidiary is a party have been duly executed and delivered by each such Subsidiary, and constitutes a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  “Transaction Documents” means, collectively, this Agreement, the Warrant, the Registration Rights Agreement, the Contingent Value Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(c)), and each of the other agreements and instruments entered into by the parties hereto in connection with the transactions contemplated hereby and thereby.

(c)Issuance of Securities. The issuance of the Common Shares and the Warrant are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and, except as set forth in the Transaction Documents, free from all security interests, pre-emptive or similar rights, pledges, claims, defects, taxes, liens, charges and other encumbrances (collectively, “Liens”) with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 150% of the maximum number of shares of Common Stock issuable upon exercise of the Warrant (without regard to any limitations on the exercise of the Warrant set forth therein) as of the date hereof. Upon exercise in accordance with the Warrant, the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Purchaser in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
(d)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Warrant and Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of the Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NASDAQ Global Select Market (the “Principal Market” or “Nasdaq”)) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.
(e)Consents.  Except as set forth in Section 3(b), neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. For purposes of this Agreement, “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing.

(f)No General Solicitation; No Placement Agent’s Fees. Neither the Company, nor any of the Subsidiaries, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby.  Neither the Company nor any of the Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.
(g)No Integrated Offering. None of the Company or the Subsidiaries, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities sold hereunder under the 1933 Act, whether through integration with prior offerings or otherwise, to cause this offering of the Securities to require approval of stockholders of the Company under any applicable law.
(h)Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares will increase in certain circumstances as set forth in the Warrant. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrant in accordance with, and subject to the terms and conditions of, this Agreement and the Warrant is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(i)Application of Takeover Protections; Rights Agreement. The Company has elected not to be governed by Section 203 of the Delaware General Corporation Law. The Company is not party to any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of the Subsidiaries.
(j)SEC Documents; Financial Statements.  Since January 1, 2019, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied, as to form, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).  Such Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).  The Company is not currently aware (including as a result of a recommendation from its independent accountant) that a restatement of any of its previously issued Financial Statements is required under Item 4.02 of Form 8-K.

(k)Absence of Certain Changes. Since the date of the Company’s most recent financial statements contained in a Quarterly Report on Form 10-Q, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of the Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiative involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(k), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness or (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.
(l)No Developments or Circumstances. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, no event, liability, development or circumstance has occurred or exists that has had or could reasonably be expected to have a Material Adverse Effect.
(m)Conduct of Business; Regulatory Permits. Neither the Company nor any of the Subsidiaries is in violation of any material term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of the Subsidiaries or Bylaws or their organizational charter, certificate of formation or articles or certificate of incorporation or bylaws, respectively. Neither the Company nor any of the Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries, except in all cases for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  During the three (3) years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(n)Foreign Corrupt Practices
.  None of the Company, its Subsidiaries or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have, in the past six years, materially violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:
(i)(A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or
(ii)assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
(o)Sarbanes-Oxley Act. The Company and its consolidated Subsidiaries are in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
(p)Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 5,766,236 are issued, 5,152,712 are outstanding and 613,524 are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in Schedule 3(p): (i) none of the Company’s capital stock is subject to pre-emptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is bound to issue additional capital stock of the Company or options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company; (iii) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement), (iv) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company, and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.  The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”).
(q)Indebtedness and Other Contracts.  Neither the Company or any of the Subsidiaries is in violation of any term of or in default under any material contract for indebtedness, except where such violation or default would not have or reasonably be expected to have a Material Adverse Effect.

(r)Absence of Litigation. Except as set forth on Schedule 3(r), there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company or any of the Subsidiaries, which has had or would reasonably be expected to have a Material Adverse Effect.
(s)Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, except as would not have or reasonably be expected to have a Material Adverse Effect.
(t)Employee Relations.  The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
(u)Title. Except as set forth on Schedule 3(u), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, taken as a whole, in each case, free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of the Subsidiaries.
(v)Intellectual Property Rights. The Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted, except as would not have or reasonably be expected to have a Material Adverse Effect.
(w)Environmental Laws. The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment.
(x)Listing. The Company is in compliance in all material respects with applicable Nasdaq listing standards. The Common Stock is listed on Nasdaq under the symbol “GRIF”, there are no proceedings pending or, to the knowledge of the Company, threatened in writing to revoke or suspend such listing and the Company has not received any written communication from Nasdaq with respect to any pending or threatened proceeding that would give rise to a delisting from the Nasdaq. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Purchaser using Form S-3 promulgated under the 1933 Act.

(y)Subsidiary Rights. The Company or one of the Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Subsidiaries as owned by the Company or such Subsidiary.
(z)Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal, state and local income and all other material tax returns, reports and declarations required to be filed, (ii) has timely paid all material taxes (including without limitation any taxes for which it is withholding agent), whether or not shown on any such returns, reports and declarations and (iii) to the extent required by GAAP, has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no Liens for material taxes (other than taxes not yet due and payable) upon any of the assets of the Company or any Subsidiary. None of the Company’s or any Subsidiary’s tax returns are the subject of audit, and neither the Company nor any Subsidiary has received written notice from any governmental authority evidencing an intent to audit any of the Company’s or any Subsidiary’s tax returns.
(aa)Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the 1934 Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of the Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of the Subsidiaries.
(bb)Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed and that could be reasonably likely to have a Material Adverse Effect.
(cc)Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(dd)Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
(ee)No “Bad Actor” Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)–(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

4.COVENANTS.
(a)Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as and if required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing (provided that this requirement shall be deemed satisfied upon the filing of the Form D through the SEC’s EDGAR system). The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall use commercially reasonable efforts to make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
(b)Reporting Status. Until the date on which the Purchaser shall have sold all of the Securities (the “Reporting Period”), the Company shall use commercially reasonable efforts to file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall, except as may occur in connection with the Company’s conversion to a REIT (as defined below), not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(c)Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities for working capital and general corporate purposes.
(d)Financial Information. For so long as the Purchaser owns shares of Common Stock constituting more than 4.9% of the Common Stock issued and outstanding (calculated on an Adjusted Basis), the Company agrees to send the following to the Purchaser (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period (other than annual) that are delivered to the Board, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) copies of all financial press releases issued by the Company or any of the Subsidiaries, unless such press release is otherwise available to the public through the EDGAR system or a widely available wire service, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders, unless such notices or other information is otherwise available to the public through the EDGAR system.
(e)Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).
(f)Fees. (i) The Company shall pay or reimburse the Purchaser or its designee(s) for all reasonable and documented out-of-pocket costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents in an amount not to exceed $150,000 for legal fees, documentation and implementation of the transactions contemplated by the Transaction

Documents and due diligence in connection therewith.  The Company acknowledges that such legal fees and expenses may be withheld by the Purchaser from the Purchase Price at the Closing.

(ii) The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Purchaser or Persons claiming rights due to the acts of the Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) incurred by the Purchaser arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchaser.

(g)Pledge of Securities. The Company acknowledges and agrees that, following the Lock-Up End Date and, if at such time the Purchaser has designated a Purchaser Nominee (as defined below) that is an employee, partner, member, advisor, consultant, operating partner or similar position of Purchaser or an affiliate thereof, then only if compliant with the policies of the Company applicable to all directors of the Company, the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other bona fide loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, except as may otherwise be required under applicable securities laws.  The Company shall not be required to execute or deliver any documentation in connection with a pledge of the Securities, nor shall the Company be required to incur any cost, fee, expense or other liability in connection therewith.  The Purchaser and its pledgee shall be required to comply with the applicable provisions of Section 2(e) and Section 5 of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee.  In the event of any foreclosure or other exercise of any remedy against the Securities by such pledgee, all rights of the Purchaser under this Agreement or any Transaction Document shall terminate and cease to be effective solely with respect to such pledged Securities.
(h)Disclosure of Transactions and Other Material Information. The Company shall, promptly after the date of this Agreement, issue a press release (the “Press Release”) previously disclosed to the Purchaser disclosing consummation of the transactions contemplated by the Transaction Documents. On or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents required to be included therein (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.
(i)Nasdaq Restrictions. The Company and the Purchaser jointly agree that the Securities issued to the Purchaser shall not be equal to or in excess of 20% of the total number of outstanding shares of the Common Stock or the total voting power of the total number of outstanding shares of Common Stock (as calculated pursuant to Nasdaq Rule 5635(d)).

(j)Lock-Up. The Purchaser agrees that it will not, without the prior written consent of the Company, transfer, offer, sell, contract to sell, hypothecate, assign, pledge, bequest or otherwise dispose of (by any means, voluntarily or involuntarily), or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Purchaser or any affiliate of the Purchaser, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position (other than pursuant to the Contingent Value Rights Agreement) or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Common Shares, or publicly announce an intention to effect any such transaction, for a period of one year (such period, the “Lock-Up Period”) after the Closing Date (such date, the “Lock-Up End Date”).
(k)Reservation of Shares. So long as the Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for issuance, no less than 150% of the maximum number of shares of Common Stock issuable upon exercise in full of the Warrant (without regard to any limitations on the exercise of the Warrant set forth therein).
(l)Conduct of Business.  For so long as the Purchaser owns shares of Common Stock constituting more than 4.9% of the Common Stock issued and outstanding (calculated on an Adjusted Basis), the business of the Company and the Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
(m)Pre-Emptive Rights.
(i)Sale of New Securities.  During the Pre-emptive Rights Period (as defined below), if, at any time following the Closing, the Company makes any offering or sale of any Common Stock, other capital stock of the Company or other type of equity interest, warrants, options or other equity securities of the Company, including any securities that are convertible into or exchangeable into the foregoing (other than (i) Common Stock (including restricted stock), options or other equity securities issuable to directors, officers, advisors, employees, consultants or other persons as approved by the Board (or a committee thereof) or pursuant to one or more incentive, employee stock ownership, employee stock purchase, employee inducement or similar plans or arrangements (including, without limitation, upon conversion or exchange of any equity interests in any Subsidiary granted under any such plan or arrangement into Common Stock), (ii) in connection with any bona fide business combination, acquisition, strategic partnership, commercial arrangement or joint venture, (iii) as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (iv) pursuant to the exercise of the Warrant, (v) in connection with a bona fide debt financing arrangement (excluding convertible debt) or (vi) in connection with any at-the-market offering program or any firm commitment underwritten offering) (any such security, a “New Security”) and the Purchaser owns shares of Common Stock constituting more than 4.9% of the issued and outstanding Common Stock of the Company (calculated on an Adjusted Basis) immediately prior to such Offering (as defined below), then the Purchaser shall have the right (but not the obligation) to acquire from the Company for the same price and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock interest in the Company (calculated on an Adjusted Basis) immediately prior to any such issuance of New Securities. The amount of New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock held by the Purchaser, if any, and (ii) without duplication, any securities held by the Purchaser that are convertible, exchangeable or exercisable for Common Stock of the Company (on an as-converted to Common Stock basis) on such date, if any, and the denominator of which is the total number of Common Stock outstanding (calculated on an Adjusted Basis as of such date).  For purposes of this Agreement, “Adjusted Basis” means using a denominator equal to the sum of (i) the aggregate number of issued and outstanding Common Stock of the Company and (ii) without duplication, any securities convertible, exchangeable or exercisable for Common Stock of the Company (on an as-converted to Common Stock basis) which the Purchaser was given an opportunity to purchase pursuant to this Section 4(m).  For purposes of this Agreement (including, without limitation, with respect to the calculation of the shares of Common Stock owned or held by the Purchaser pursuant to this Section 4(m) and Sections 4(d), 4(l) and 4(n)), the Purchaser shall not be deemed to own or hold any Warrant Shares unless and until the Purchaser has exercised the Warrant in accordance with the terms thereof and such Warrant Shares have been issued.
(ii)Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Purchaser written notice of such Offering, describing the price (or range of prices), anticipated amount of securities, timing, the Persons (if known) to which or with which the New Securities are to be offered, sold or exchanged, and all other known terms upon which the Company proposes to offer the same, no later than ten Business Days, as the case may be, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering.  In the event that the Company is required to provide the Purchaser with any notice under this Section 4(m)(ii), the Company shall deliver such notice only to such individual(s) designated in Section 8(f) to receive such notice. The Purchaser shall have ten Business Days from the date of receipt of such a notice (the “Pre-emptive Rights Acceptance Period”) to notify the Company in writing that it intends to exercise its rights provided in this Section 4(m) and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to this Section 4(m). Such notice shall constitute a binding commitment of the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth therein. The failure of the Purchaser to respond within such Pre-emptive Rights Acceptance Period shall be deemed to be a waiver of the Purchaser’s rights under this Section 4(m) only with respect to the Offering described in the applicable notice (and not, for the avoidance of doubt, with respect to any future Offerings).
(iii)Purchase Mechanism. If the Purchaser exercises its rights provided in this Section 4(m), the closing of the purchase of the New Securities by the Purchaser with respect to which such right has been exercised shall take place upon the closing of the Offering triggering the right being exercised by the Purchaser or at such time and place as the Company and the Purchaser may agree. Each of the Company and the Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.
(iv)Failure of Purchase. In the event the Purchaser fails to exercise its rights provided in this Section 4(m) within said Pre-emptive Rights Acceptance Period, the Company shall thereafter be entitled (during the period of 180 days following the conclusion of the applicable period) to sell or enter into an agreement to sell the New Securities not elected to be purchased pursuant to this Section 4(m) by the Purchaser or which the Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Purchaser. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 180-day period, the Company shall not thereafter offer, issue or sell such New Securities without again offering such securities to the Purchaser in the manner provided in this Section 4(m).

(v)In lieu of offering New Securities to the Purchaser pursuant to this Section 4(m), the Company may, in its sole discretion, initially issue all of the New Securities contemplated to be issued by it and, within a reasonable period of time (not to exceed 30 days) following such issuance, provide the written notice contemplated by Section 4(m)(ii) offering the Purchaser the right to acquire the number of New Securities it would be entitled to acquire pursuant to this Section 4(m) in accordance with this Section 4(m) to enable it to maintain its proportionate Common Stock interest in the Company (calculated on an Adjusted Basis) immediately prior to any such issuance of New Securities.
(vi)Optional Warrant for New Securities. If the Purchaser determines, in its sole discretion, that the Purchaser (together with the Purchaser’s affiliates, and any Person acting as a group together with the Purchaser or any of the Purchaser’s affiliates) would beneficially own in excess of the Maximum Percentage (as defined in the Warrant), or as the Purchaser may otherwise choose, the Purchaser may elect to purchase prepaid warrants in lieu of New Securities in such manner to result in the same aggregate purchase price being paid by the Purchaser to the Company.
(vii)Termination of Rights. The Purchaser’s rights under this Section 4(m) shall terminate on the immediately following Trading Day after the earlier of (i) the expiration of the Warrant in accordance with its terms and (ii) twelve (12) months after the Warrant is exercised in full (such period, the “Pre-emptive Rights Period”).  For the avoidance of doubt, the Purchaser’s rights under this Section 4(m) shall terminate and cease to apply if the Purchaser shall hold shares of Common Stock constituting 4.9% or less of the issued and outstanding Common Stock of the Company (calculated on an Adjusted Basis).
(n)Board Matters.  The Company shall take all necessary action to (i) increase the number of members of the Board from nine to ten, and (ii) for so long as the Purchaser owns shares of Common Stock constituting more than 4.9% of the Common Stock issued and outstanding (calculated on an Adjusted Basis), appoint one designee of the Purchaser (provided that such designee must qualify as an independent director under the listing standards of Nasdaq, as determined by the Board in its business judgment) (the “Purchaser Nominee”).  The initial Purchaser Nominee shall be Ardevan Yaghoubi.  For so long as the Purchaser owns shares of Common Stock constituting more than 4.9% of the Common Stock issued and outstanding (calculated on an Adjusted Basis), the Purchaser Nominee shall be nominated by the Board for re-election as a director at each subsequent meeting of the Company stockholders and the Board will recommend, support and solicit proxies for the election of the Purchaser Nominee in the same manner as the Board has supported its nominees up for election at prior annual meetings of stockholders at which the election of directors was uncontested (subject to the proviso in the first sentence of this clause (l)).  The Purchaser Nominee will receive copies of all notices and written information furnished to the full Board (or, as applicable, any committee of the Board of which the Purchaser Nominee is a member), reasonably in advance of each meeting to the extent practicable and in any event at the same time as members of the Board or the applicable committee. The Purchaser Nominee shall be reasonably acceptable to the Nominating Committee of the Board applying the Company’s standard practices and the same considerations to the Purchaser Nominee as would be applied by such committee to any other director appointee, nominee or applicant.  The Purchaser Nominee shall comply with the corporate governance guidelines, policies and procedures of the Company as in effect from time to time to the extent such compliance is required from all of the other directors, director appointees, nominees or applicants.  The Purchaser shall cause the Purchaser Nominee (A) to make himself or herself reasonably available for interviews, (B) to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such Purchaser Nominee’s eligibility and qualification to serve as contemplated hereunder, and (C) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other directors in the ordinary course of business and such other documents and information reasonably requested by the Company.  No Purchaser Nominee shall participate in, and, at the Board’s request, a Purchaser Nominee shall recuse himself or herself from, and the Purchaser shall cause the Purchaser Nominee to not participate in, and to recuse himself or herself from, any Board deliberations and actions relating to the Company’s relationship with the Purchaser or matters arising under the Transaction Documents or the transactions contemplated therein or relating to the Purchaser or its affiliates.  The Purchaser Nominee shall not receive any compensation (other than customary reimbursement of expenses that are applicable to all other directors) in connection with serving on the Board unless such Purchaser Nominee is not an employee, partner, member, advisor, consultant, operating partner or similar position of Purchaser or an affiliate thereof, in which case such nominee shall be entitled to receive customary and standard compensation payable to non-affiliated directors.  In the event that the Purchaser is no longer entitled to designate a Purchaser Nominee pursuant to this Section 4(n), if requested by the Company, the Purchaser shall cause the Purchaser Nominee to resign as a director.
(o)Certain Transactions.
(i)Without the prior written consent of the Company, for a period beginning on the Closing Date and ending at the latest to occur of (a) twenty-four (24) months following the date hereof and (b) the date upon which the Purchaser is no longer entitled to nominate the Purchaser Nominee pursuant to Section 4(m) hereof (the “Standstill Period”), neither the Purchaser nor any of its affiliates shall, and the Purchaser shall cause each of its affiliates not to, acting alone or as part of a group, directly or indirectly, in any manner:
(1)acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, voting securities or securities convertible into voting securities of the Company, or any option or other right to acquire such ownership, except that, in each case, Purchaser shall be permitted to acquire (w) its pro rata portion (calculated on an Adjusted Basis in accordance with Section 4(m)) from an underwriter of any sales of Common Stock by the Company in connection with any at-the-market offering program or any firm commitment underwritten offering, (x) the Securities under this Agreement, (y) the Warrant Shares and (z) any New Securities acquired pursuant to Section 4(m) hereof (including any securities obtained upon the exchange, exercise or conversion of such New Securities);
(2)propose to enter into, directly or indirectly, any merger, business combination, tender offer, exchange offer, acquisition of assets, acquisition of interests in the Company’s or its affiliates’ securities, recapitalization, restructuring, liquidation, dissolution or similar transaction involving the Company or any of its affiliates;
(3)otherwise seek to influence or control, in any manner whatsoever, the management or policies of the Company or any of its affiliate;
(4)solicit proxies or electronic written consents of the stockholders of the Company with respect to, or from the holders of, any voting securities of the Company, or make, or in any way participate in, any solicitation of any proxy, consent or other authority to vote any voting securities of the Company with respect to the election of directors that have not been approved and recommended by the independent directors of the Company or any other matter that has not been approved and recommended by the independent directors of the Company, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, or seek to advise or encourage any Person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the independent directors of Company, including relating to the removal or the election of directors;
(5)call, or publicly request the call of, a special meeting of the stockholders of the Company, or make a proposal at any meeting of the stockholders of the Company, or seek the removal of any director from the Board (other than a Purchaser Nominee); make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media), in support of any solicitation described in clause (4) above;
(6)take any action which could reasonably be expected to cause or require the Company to make a public announcement regarding any of the foregoing, or publicly request to amend, waive or terminate any provision of this Section 4(o);
(7)assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in performing any of the foregoing, or disclose any intention, plan or arrangement to do any of the foregoing; or
(8)contest the validity or enforceability of this Section 4(o).
(ii)Notwithstanding the foregoing, the provisions of this Section 4(o) shall no longer be applicable in the event that:
(1)The Company enters into a definitive written merger, sale or other business combination agreement pursuant to which more than fifty percent (50%) of the outstanding Common Stock of the Company would be converted into cash or securities of another person or group or, immediately after the consummation of such transaction, more than fifty percent (50%) of the then outstanding Common Stock of the Company would be owned by persons other than the holders of Common Stock of the Company immediately prior to the consummation of such transaction, or which would result in all or substantially all of the Company’s assets being sold to any person or group (but excluding, for the avoidance of doubt, any merger or similar transaction in connection with the Company’s conversion to a REIT (as defined below)); or
(2)The Company becomes the subject of any bankruptcy, insolvency or similar proceeding (except for an involuntary proceeding that is dismissed within sixty (60) days).
(p)REIT-related Covenants.
(i)REIT Limitations. The Purchaser acknowledges and agrees that the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”) under Section 856 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).  In connection therewith, the Company (or its successor) may amend its Certificate of Incorporation or adopt a new certificate of incorporation which will contain restrictions on ownership and transfer of the Company’s shares intended to enable the Company to qualify as a REIT.  The Purchaser shall provide the Company the representations and warranties as set forth in Exhibit D (and such other representations and warranties as are reasonably requested by the Company) that will enable the Company to grant the Purchaser a waiver from the ownership restrictions and limitations that will be included in the Company’s (or its successor’s) certificate of incorporation (or similar organizational document), which waiver will be solely with respect to the Common Shares and any Warrant Shares acquired by the Purchaser upon the exercise of the Warrant.  Any ownership waiver granted to the Purchaser will be contingent on the continued accuracy of such representations and warranties.  Without the consent of the Company, neither the Purchaser nor its affiliates under the Purchaser’s direction or control shall contravene the Company’s restrictions on ownership and transfer designed to preserve the Company’s qualification as a REIT as set forth in its (or its successor’s) certificate of incorporation (or similar organizational document) as in effect from and after the date provided in therein. Furthermore, for any taxable year in which the Company intends to qualify as a REIT under the Code and the Purchaser holds shares of Common Stock, the Purchaser agrees that it shall not own more than 4.5% of the equity securities in any tenant of the Company or its Subsidiaries.
(ii)Further Assurances. The Purchaser agrees to use commercially reasonable efforts to promptly provide any and all information reasonably requested by the Company in connection with the Company’s compliance with the terms of its Certificate of Incorporation in effect for any taxable year in which the Company intends to qualify as a REIT, including with respect to the ownership limitations therein, and its continued qualification as a REIT under the Code; provided that the Purchaser may withhold any information which it is not legally or contractually permitted to disclose to the Company.
(iii)For the avoidance of doubt, in no event shall this Agreement or any other Transaction Document, or any of the Securities or the Purchaser’s obligations hereunder or thereunder, be limited in any way, nor shall the Purchaser or its affiliates have any right to approve, interfere or otherwise participate in, the Company’s intended conversion to a REIT, including with respect to any change of the name of the Company or its corporate form or jurisdiction of organization.
(q)Hedging Transactions.  So long as the Purchaser has the right to designate a Purchaser Nominee pursuant to Section 4(m), the Purchaser agrees that it will not enter into any Hedging Transactions to the extent directors of the Company are prohibited from entering into such Hedging Transactions pursuant to a policy applicable to all directors of the Company.  “Hedging Transaction” means the entering (a) into a sale of Common Stock that is marked as a short sale, (b) into or establishment of any agreement constituting a “put equivalent position,” as defined by Rule 16a-1(h) of the 1934 Act, or (c) otherwise entering into a hedging transaction the primary purpose of which is to offset the loss which results from a decline in the market price of the Common Stock.
(r)Confidentiality.  The Purchaser shall treat any information delivered by or on behalf of the Company (or, if permitted subject to any contractual arrangement between the Company and the Purchaser Nominee, by or on behalf of the Purchaser Nominee) to the Purchaser and its affiliates pursuant to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby as “Evaluation Material” (as defined under that certain Non-Disclosure Agreement, dated as of July 20, 2020, by and between the Company and Cambiar Management LLC (the “Confidentiality Agreement”)) and will maintain the confidentiality thereof in accordance with the terms of the Confidentiality Agreement (subject to any applicable exclusions contained therein) until such time as the Purchaser no longer owns any Securities.
5.REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.
(a)Register
. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrant in which the Company shall record the name and address of the Purchaser in whose name the Warrant have been issued (or, as applicable, the name and address of each transferee holding the Warrant), and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Purchaser or its legal representatives.
(b)FAST Compliance.  While any of the Securities remain outstanding, the Company shall maintain a transfer agent that participates in the DTC FAST Program.

(c)Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in the form acceptable to the Purchaser and attached hereto as Exhibit E (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Purchaser or its respective nominee(s), for the Common Shares and the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon delivery of the Common Shares or the exercise of the Warrant (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(c), and stop transfer instructions to give effect to Section 2(e) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company to the extent provided in this Agreement and the other Transaction Documents. If the Purchaser effects a sale, assignment or transfer of the Securities in accordance with Section 2(e), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Purchaser to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such shares to the Purchaser, assignee or transferee (as the case may be) without any legend set forth in Section 5(d) above (other than any restrictive legend required by the Company’s organizational documents) in accordance with Section 5(e) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(c), that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
(d)Legends. The Purchaser understands that the certificates or other instruments representing the Common Shares, the Warrant and the Warrant Shares (as the case may be), the stock certificates or book-entry notations representing the Common Shares and the Warrant Shares (as the case may be), except as set forth below, shall bear any legend as required by the Company’s organizational documents and the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates or book-entry notations):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL OR OTHER EVIDENCE (IF REQUESTED BY THE COMPANY), EACH, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  THE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE

AGREEMENT, DATED AS OF AUGUST 24, 2020.

(e)Removal of Legends. The legend set forth in Section 5(d) above shall be removed from any applicable Securities (i) following a sale of such Securities pursuant to an effective registration statement (including the Registration Statement) covering the resale of such Securities, (ii) if such Securities are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions under Rule 144, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (as defined below) (the “Required Delivery Date”) following the delivery by the Purchaser to the Company or the transfer agent (with notice to the Company) of a certificate representing such Securities issued with such legend (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section 5(e), deliver (or cause to be delivered) to the Purchaser a certificate representing such Securities that is free from such legend or, in the event that such Securities are uncertificated, remove any such legend and related stop transfer instructions in the Company’s stock records for such Securities.  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).
(f)Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to the Purchaser by the Required Delivery Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from the legend set forth in Section 5(d) above (other than any restrictive legend required by the Company’s organizational documents) or (ii) credit the balance account of the Purchaser’s or the Purchaser’s nominee with DTC for such number of Common Shares or Warrant Shares so delivered to the Company, and if on or after such Required Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without the legend set forth in Section 5(d) above (a “Buy-In”), then the Company shall, within two (2) Business Days after the Purchaser’s request and in the Purchaser’s discretion, either (i) promptly honor its obligation to deliver to the Purchaser a certificate or certificates or credit the Purchaser’s DTC account representing such number of shares of Common Stock that would have been issued if such Required Delivery Date had been met or (ii) pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Shares or Warrant Shares (as the case may be) that the Company was required to deliver to the Purchaser by the Required Delivery Date times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

For purposes of this Section 5(f), “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Purchaser. If the Company and the Purchaser are unable to agree upon the fair market value of such security, then they shall agree in good faith on a reputable investment bank to make such determination of fair market value, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company. All such determinations shall appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

6.purchaser’s closing deliverables.
(a)At or prior to the Closing, the Purchaser shall deliver or cause to be delivered the following:
(i)The Purchaser shall have executed each of the Transaction Documents and delivered the same to the Company.
(ii)The Purchaser shall have delivered to the Company the Purchase Price for the Common Shares and the related Warrant being purchased by the Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
7.company’s closing deliverables.
(a)At or prior to the Closing, the Company shall deliver or caused to be delivered the following:
(i)The Company shall have (A) duly executed and delivered to the Purchaser each of the Transaction Documents and (B) delivered to the Purchaser the Common Shares and the Warrant being purchased by the Purchaser at the Closing pursuant to this Agreement.
(ii)The Company shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Company in its state of incorporation issued by the Secretary of State of such state as of a date within ten (10) days of the Closing Date.
(iii)The Company shall have delivered to the Purchaser a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the Certificate of Incorporation, (ii) the Bylaws of the Company as in effect at the Closing, and (iii) the resolutions consistent with Section 3(b) as adopted by the Board, in the form attached hereto as Exhibit F.
(iv)The Company shall have delivered to the Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of the day immediately prior to the Closing Date.
(v)The Company and the Subsidiaries shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.
8.MISCELLANEOUS.

(a)Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b)Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c)Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(d)Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.
(e)Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchaser, the Company, the Subsidiaries, their affiliates and Persons acting on their behalf with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Subsidiaries nor the Purchaser (or their affiliates) makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchaser.  The Company has not, directly or indirectly, made any agreements with the Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Transaction Documents, the Purchaser has made no commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.

(f)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic mail; or (iv) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Griffin Industrial Realty, Inc.
641 Lexington Avenue
New York, NY 10022
Telephone: (212) 218-7910
Email: mgamzon@griffinindustrial.com
Attention: Michael Gamzon, President & Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
Email: John.Giouroukakis@lw.com
Attention: John Giouroukakis

If to the Purchaser (solely for purposes of delivering notice of an Offering pursuant to Section 4(m)):

CM Change Industrial LP
90 Park Avenue, 32nd Floor
New York, NY 10016
Telephone: 212-274-1074
Email: ko@cambiarlp.com
Attention: Keith O’Connor

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.
500 Fifth Avenue
New York, New York 10110
Telephone: (212) 986-6000
Facsimile: (212) 986-8866
Email: jain@kkwc.com
Attention: Jonathan Ain, Esq.

If to the Purchaser (for all other purposes):

CM Change Industrial LP
90 Park Avenue, 32nd Floor
New York, NY 10016
Telephone: 212-274-1074
Email: ko@cambiarlp.com
Attention: Keith O’Connor

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.
500 Fifth Avenue
New York, New York 10110
Telephone: (212) 986-6000
Facsimile: (212) 986-8866
Email: jain@kkwc.com
Attention: Jonathan Ain, Esq.

or to such other address and/or facsimile number and/or electronic mail and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by electronic mail or receipt from an overnight courier service in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser or the Company, as applicable, provided that the Company may, without the consent of the Purchaser, assign all or part of its rights and obligations hereunder in connection with its conversion to a REIT (as defined herein).
(h)No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 8(k).
(i)Survival. The representations and warranties contained herein shall survive the Closing for a period of one year following the Closing Date.  The covenants contained herein shall survive the Closing until fully performed in accordance with their terms.
(j)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)Indemnification.
(i)Indemnification by the Company.  Subject to the terms and conditions hereof (including Section 8(i)), the Company shall defend, protect, indemnify and hold harmless the Purchaser and its stockholders, partners, members, officers, directors, employees and any of the foregoing Persons’ agents or other Representatives (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, penalties, liabilities and damages, and reasonable, documented out-of-pocket costs, fees and expenses in connection therewith (irrespective of whether any such Indemnitee (as defined herein) is a party to the action for which indemnification hereunder is sought), and including reasonable, documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in this Agreement, or (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, subject to the terms hereof.
(ii)Indemnification by the Purchaser.  Subject to the terms and conditions hereof (including Section 8(i)), the Purchaser shall defend, protect, indemnify and hold harmless the Company and its stockholders, partners, members, officers, directors, employees and any of the foregoing Persons’ agents or other representatives (collectively, the “Company Indemnitees”, and in such capacity, the Purchaser Indemnitees or the Company Indemnitees, the “Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement, or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, subject to the terms hereof.

(iii)Promptly after receipt by an Indemnitee under this Section 8(k), of notice of the threat or commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8(k), promptly notify each such indemnifying party in writing thereof, but the failure or delay to notify such indemnifying parties will not relieve such indemnifying parties from any liability that they may have to any Indemnitee under this Section 8(k), except to the extent that its ability to defend is actually impaired by such failure or delay. In case any such action is brought against any Indemnitee and such Indemnitee seeks or intends to seek indemnity from any indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, if the defendants in any such action include both the Indemnitee and the indemnifying party, and the Indemnitee shall have reasonably concluded, based on the advice of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the Indemnitee in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnitees that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnitee), the Indemnitees shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnitee. Upon receipt of notice from the indemnifying party to such Indemnitee of its election to assume the defense of such action and approval by the Indemnitee of counsel, the indemnifying party shall not be liable to such Indemnitee under this Section 8(k) for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) the Indemnitee shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the Indemnitees who are parties to any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnitees to represent the Indemnitees within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable for any settlement or in respect of any amounts paid in settlement of any claim, action or proceeding unless the indemnifying party shall have approved in writing the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the Indemnitee, effect any settlement of any pending or threatened claim, action or proceeding in respect of which any Indemnitee is or could have been a party and indemnification could have been sought hereunder by such Indemnitee from all indemnifiable liabilities that are the subject matter of such claim, action or proceeding, unless such settlement (x) includes an unconditional release of such Indemnitee, in form and substance reasonably satisfactory to such Indemnitee, from all liability on claims that are the subject matter of the subject claim, action or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.
(iv)In no event shall the Company or the Purchaser, as applicable, be liable to any Indemnitee to the extent that any indemnifiable liabilities arise out of or are based upon (A) the failure of the Purchaser or the Company, as applicable, to comply with the covenants, agreements or obligations contained in this Agreement, (B) any misrepresentation or breach of any representation or warranty made by the Purchaser or the Company, as applicable, in this Agreement or (C) the gross negligence, bad faith or willful misconduct of the Purchaser or the Company, as applicable.  Notwithstanding anything to the contrary herein, the maximum aggregate liability of the Company for any indemnifiable liability shall in no event exceed the Purchase Price.

(l)No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.
(m)Remedies.  Each of the Company and the Purchaser shall have all rights and remedies set forth in the Transaction Documents and all of the rights which the Company or Purchaser has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) and to exercise all other rights granted by law. Furthermore, each party hereto recognizes that in the event any other party hereto fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief, and accordingly each party hereto agrees that the other party hereto shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.
(n)Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

[signature pages follow]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

GRIFFIN INDUSTRIAL REALTY, INC.

By: /s/Anthony J. Galici
Name: Anthony J. Galici
Title:Vice President, Chief Financial Officer and Secretary

[Signature Page to Securities Purchase Agreement]

PURCHASER:

CM CHANGE INDUSTRIAL LP

By: Cambiar GP Holdings LLC, its General Partner

By: /s/Michael Simanovsky
Name: Michael Simanovsky
Title: Authorized Person

[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit AForm of Warrant

Exhibit BForm of Registration Rights Agreement

Exhibit CForm of Contingent Value Rights Agreement

Exhibit DPurchaser’s Representations and Warranties Relating to the Company’s REIT Waiver

Exhibit EForm of Irrevocable Transfer Agent Instructions

Exhibit FForm of Secretary’s Certificate

Exhibit D

REPRESENTATIONS RELATING TO A WAIVER OF OWNERSHIP LIMITS

For purposes of this Exhibit D, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” shall mean 5.5% in value of the aggregate of the outstanding shares of Capital Stock, excluding any such outstanding Capital Stock that is not treated as outstanding for U.S. federal income tax purposes.

“Applicable Percentage” shall mean four and one-half percent (4.5%).

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” shall mean all classes or series of stock of the Company, including, without limitation, Common Stock and preferred stock of the Company.

“Common Stock Ownership Limit” shall mean 5.5% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company, excluding any such outstanding Common Stock that is not treated as outstanding for U.S. federal income tax purposes.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934.

“Purchaser Group” means, (i) the Purchaser, and (ii) any entity that Beneficially Owns or Constructively Owns Common Stock in the Company solely as a result of any Purchaser’s direct or indirect ownership of the Purchaser Common Stock, provided that, in the case of this clause (ii), such entity (x) controls, is controlled by, or is under common control with, such Purchaser and (y) is not an Individual.

“Purchaser Common Stock” shall mean the shares of Common Stock acquired by the Purchaser from the Company pursuant to this Agreement and any shares of Common Stock issued upon the exercise by the Purchaser of the Warrant(s) acquired by the Purchaser from the Company pursuant to this Agreement.

The Purchaser hereby represents and covenants that, at all times during which it or any other member of its Purchaser Group Beneficially Owns or Constructively Owns Purchaser Common Stock in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit:

1.	The members of the Purchaser Group will not (i) Beneficially Own or, to the knowledge of the Purchaser (after due inquiry), Constructively Own, in the aggregate, Common Stock other than the Purchaser Common Stock, and (ii) Beneficially Own or, to the knowledge of the Purchaser (after due inquiry), Constructively Own any other shares of Capital Stock of the Company.

2.	The Purchaser is not an Individual.

3.	As a result of the Purchaser’s Beneficial Ownership and, to the knowledge of the Purchaser (after due inquiry), Constructive Ownership of the Purchaser Common Stock, (i) no Person, other than members of the Purchaser Group, will Beneficially Own or, to the knowledge of the Purchaser (after due inquiry), Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit or Common Stock in excess of the Common Stock Ownership Limit, and (ii) no Individual will Beneficially Own or, to the knowledge of the Purchaser (after due inquiry) Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit or Common Stock in excess of the Common Stock Ownership Limit.

4.	Neither the Purchaser nor, to the knowledge of the Purchaser (after due inquiry) any other member of the Purchaser Group will Constructively Own more than the Applicable Percentage of the equity interests in any tenant of the Company or its subsidiaries. For purposes of this exhibit, references to a percentage of the equity interests of an entity shall mean, in the case of a corporation, the percentage of the voting power or value of shares of such corporation, and, in the case of any other entity, the percentage interest in the assets or net profits of such entity, in each case, determined in accordance with Section 856(d)(2)(B) of the Code.

5.	The Company will provide to the Purchaser, from time to time, a then current list of all tenants of the Company and its subsidiaries (the “Tenant List”). The Purchaser shall provide advance written notice to the Company before any member of the Purchaser Group intentionally becomes a Constructive Owner of the Applicable Percentage of any tenant of the Company or its subsidiaries listed on the Tenant List (a “Listed Tenant”). The Purchaser shall promptly provide written notice to the Company if it has knowledge that any member of the Purchaser Group Constructively Owns equity interests in a Listed Tenant in excess of the Applicable Percentage and has not provided advance written notice to the Company. Upon receipt of written notice from the Company of the name of a prospective tenant, the Purchaser shall inform the Company within ten (10) days whether members of the Purchaser Group, to the knowledge of the Purchaser (after due inquiry), Constructively Own more than the Applicable Percentage of the equity interests in such prospective tenant. If, after exercising due care, the Purchaser nevertheless violates the representations in this paragraph 5 (without regard to knowledge) and as a result of such violation the maximum rent expected to be produced by any Listed Tenant in any taxable year does not exceed and is not expected to exceed such amount that, together with all other non-qualifying income of the Company, would reasonably be expected (as determined by the Company) to cause the Company to violate the gross income requirements in Section 856(c)(2) or Section 856(c)(3) of the Code for any taxable year (the “Rent Threshold”), then Purchaser shall be deemed to be in compliance with this Exhibit D for so long as both (i) the Purchaser and the Company are working together in good faith to promptly resolve such violation, and (ii) such violation is not likely to cause the Company to fail to satisfy any of the requirements for qualification and taxation as a REIT (taking into account any relevant facts relating to the Company’s satisfaction of such requirements such as the amount of non-qualifying income otherwise derived by the Company).

6.	In the event the Purchaser determines that any of the representations or covenants herein are or may become untrue or be violated, the Purchaser will promptly inform the Company.

7.	If, after exercising due care, the Purchaser nevertheless violates any of the representations in paragraphs 1, 3 or 4 (without regard to knowledge) relating to Constructive Ownership and notwithstanding such violation the Company is not likely to fail to satisfy any of the requirements for qualification and taxation as a REIT (as determined by the Company), then Purchaser shall be deemed to be in compliance with this Exhibit D for so long as both (i) the Purchaser and the Company are working together in good faith to promptly resolve such violation, and (ii) such violation is not likely to cause the Company to fail to satisfy any of the requirements for qualification and taxation as a REIT (taking into account any relevant facts relating to the Company’s satisfaction of such requirements such as the amount of non-qualifying income otherwise derived by the Company).

8.	Subject to legal and contractual restrictions, the Purchaser will use commercially reasonable efforts to promptly provide such information reasonably requested by the Company to enable the Company to confirm the accuracy of the representations and covenants of the Purchaser, to determine the number of shares of Common Stock and amount of equity interests in any tenant Beneficially Owned or Constructively Owned by any member of the Purchaser Group, any Affiliate of a member of the Purchaser Group and any direct and indirect owner of a member of the Purchaser Group, or otherwise to enable the Company to determine its compliance with the requirements for qualification and taxation as a REIT.